Exhibit 99.5

A properly completed original stock order form must be used to subscribe for common stock.

Please read the Stock Ownership Guide Instructions as you complete this form.

Subscription & Community Offering Stock Order Form

STOCK ORDER DEADLINE day, [Expiration Date] at :00 p.m. Eastern Time (Received not postmarked)	STOCK ORDER DELIVERY If By Hand Delivery (Drop Box) Colonial Federal Savings Bank 15 Beach Street, Quincy, MA 02170	STOCK ORDER DELIVERY If By Overnight Delivery CFSB Stock Order Return 575 Jericho Tpke., Ste. 101, Jericho, NY 11753 (xxx) xxx-xxxx

(1) SHARES		(2) TOTAL PAYMENT DUE		Purchase Limitations (see instructions and the Prospectus)
	Subscription Price X 10.00 =			Minimum	Maximum	Maximum for associates or group
			. 00	25 shares $250	10,000 shares $100,000	15,000 shares $150,000

(3) Check here if you are a Colonial Federal Savings Bank, CFSB Bancorp, Inc., or 15 Beach, MHC:
EMPLOYEE, OFFICER, DIRECTOR or IMMEDIATE FAMILY MEMBER of such person living in the same household.

(4) CHECK PAYMENT Check, bank draft or money order	Colonial Federal Savings Bank line of credit and third party checks cannot be used for check payment.	Payable to CFSB Bancorp, Inc.	Total Check Amount Enclosed	. 00

(5) WITHDRAWAL PAYMENT

Colonial Federal Savings Bank individual retirement accounts or line of credit accounts cannot be used for withdrawal payment.

The undersigned authorizes withdrawal from the following account(s). There is no early withdrawal penalty for this form of payment.

Bank Use	Account # To Withdraw	Withdrawal Amount	. 00
Bank Use	Account # To Withdraw	Withdrawal Amount	. 00

(6) PURCHASER INFORMATION

Subscription Offering	Check only the first box below that applies to the purchaser(s) in Item 7.	Community Offering	Check one box below if a, b or c does not apply to the purchaser(s) in Item 7.

a. The purchaser had a deposit account(s) totaling $50 or more on June 30, 2020.	d. The purchaser RESIDES in Norfolk County, Massachusetts.

b. The purchaser had a deposit account(s) totaling $50 or more on September 30, 2021 and is not a director or officer of Colonial Federal Savings Bank, CFSB Bancorp, Inc. or 15 Beach, MHC.	e. The purchaser DOES NOT RESIDE in Norfolk County, Massachusetts.

c. The purchaser had a qualifying deposit account on November 1, 2021

Account Information - List below all Colonial Federal Savings Bank deposit accounts the purchaser had as of the applicable Subscription Offering eligibility date(s) as indicated above. Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights. Additional space on reverse side at Item 6.

Qualifying Account # of Purchaser	Names(s) on Account
Qualifying Account # of Purchaser	Names(s) on Account

(7) STOCK OWNERSHIP REGISTRATION (to appear on stock registration statement) Please provide all requested information.
Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Form of Ownership (check one box and indicate SS# or Tax ID#)				IRA or Other Qualified Plan Order

Individual	Uniform Transfers to Minors Act (minor SS#)	Business (co., corp.)	SS/Tax ID# Reporting	TTEE Tax ID#	-

Joint Tenants	Tenants In Common	Fiduciary (trust, estate)	SS/Tax ID# Other	Owner SS#	-	-

Registration

Name
Name

Address Street			Telephone Day
City	State	Zip code	Evening

(8)

ASSOCIATES / ACTING IN CONCERT

(Definitions on reverse side)

Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you checked this box, complete reverse side.

(9) ACKNOWLEDGEMENT - To be effective, this stock order form must be properly completed and physically received (not postmarked) by CFSB Bancorp, Inc. no later than _:00 p.m., Eastern Time, on [Expiration Date], unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by CFSB Bancorp, Inc., this stock order form may not be modified, withdrawn or canceled without CFSB Bancorp, Inc.’s consent and if authorization to withdraw from deposit accounts at Colonial Federal Savings Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. (continued on reverse side)

By signing below, I also acknowledge that I have read the Certification Form and Acknowledgement continued on the reverse side of this form (Item 9).

Signature	Date	Signature	Date

ITEM (6) PURCHASER INFORMATION (continued from reverse side)

Bank Use	Qualifying Account Number(s) continued	Name(s) on Account continued

ITEM (8) ASSOCIATES / ACTING IN CONCERT (continued from reverse side)

If you checked the box in Item 8 on the reverse side of this form, list below all other orders submitted by you or your associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms submitted	Number of shares ordered	Name(s) listed on other stock order forms submitted	Number of shares ordered

Associate – The term “associate” of a particular person means:

(1) any corporation or organization, other than 15 Beach, MHC, CFSB Bancorp, Inc. or Colonial Federal Savings Bank or a majority-owned subsidiary of any of these entities, of which a person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of such corporation or organization;

(2) any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or in a similar fiduciary capacity, subject to certain limited exceptions; or

(3) any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or officer of 15 Beach, MHC, CFSB Bancorp, Inc., or Colonial Federal Savings Bank or a subsidiary thereof.

Acting in concert – The term “acting in concert” means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal, whether or not pursuant to an express agreement; or

(2) persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.

We may presume that certain persons are acting in concert based upon various facts, including, among other things, joint account relationships, common addresses in our records, or that such persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the plan of reorganization and minority stock issuance, our directors are not deemed to be acting in concert solely by reason of their board membership. Unless we determine otherwise, spouses, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be presumed to be acting in concert.

ITEM (9) ACKNOWLEDGEMENT & SIGNATURE (continued from reverse side)

Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of reorganization and minority stock issuance of Colonial Federal Savings Bank described in the accompanying prospectus. Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Colonial Federal Savings Bank, CFSB Bancorp, Inc., and 15 Beach, MHC will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

I further certify that, before purchasing the common stock of CFSB Bancorp, Inc. (the “Company”), I received the prospectus of the Company dated              , 2021 relating to such offer of common stock. The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section the risks involved in the investment in this common stock, including but not limited to the following:

Risks Related to the COVID-19 Pandemic

1.  The economic impact of the COVID-19 outbreak could adversely affect our financial condition and results of operations.

Risks Related to our Lending Activities

2.  Almost all of our loans are secured by real estate, and a downturn in the local real estate market could negatively impact our profitability. If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

3.  We intend to increase the origination of multi-family and commercial real estate loans. These loans involve credit risks that could adversely affect our financial condition and results of operations.

4.  Our non-owner-occupied one- to four-family residential real estate loans may expose us to increased credit risk.

Risks Related to our Business Strategy

5.  Our business strategy includes loan growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues.

6.  A significant percentage of our assets is invested in securities, which typically have a lower yield than our loan portfolio.

7.  We depend on our management team and other key personnel to implement our business strategy and execute successful operations and we could be harmed by the loss of their services or the inability to hire additional personnel.

Risks Related to Market Interest Rates

8.  A continuation of the historically low interest rate environment and the possibility that we may access higher-cost funds to support our loan growth and operations may adversely affect our net interest income and profitability.

9.  Future changes in interest rates could negatively affect our operating results and asset values.

Risks Related to Competitive Matters

10.  Strong competition within our market areas may limit our growth and profitability. Our asset size may make it more difficult for us to compete.

Risks Related to Laws and Regulations

11.  Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

12.  Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

13.  The Federal Reserve Board may require us to commit capital resources to support Colonial Federal Savings Bank, and we may not have sufficient access to such capital resources.

14.  Monetary policies and regulations of the Federal Reserve Board could adversely affect our business, financial condition and results of operations.

15.  We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

16.  We qualify as a smaller reporting company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to smaller reporting companies could make our common stock less attractive to investors.

Risks Related to Operational Matters

17.  We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches.

18.  We rely on third-party vendors, which could expose us to additional cybersecurity risks.

19.  We may be subject to risks and losses resulting from fraudulent activities that could adversely impact our financial performance and results of operations.

20.  The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.

Risks Related to Accounting Matters

21.  Changes in accounting standards could affect reported earnings.

22.  If management’s estimates and assumptions are incorrect, it may have a material impact on our consolidated financial statements and our financial condition or operating results.

Other Risks Related to Our Business

23.  Legal and regulatory proceedings and related matters could adversely affect us.

24.  Societal responses to climate change could adversely affect our business and performance, including indirectly through impacts on our customers.

25.  We are a community bank and our ability to maintain our reputation is critical to the success of our business, and the failure to do so may materially adversely affect our performance.

Risks Related to the Offering

26.  The future price of our common stock may be less than the purchase price in the stock offering.

27.  Persons who purchase stock in the offering will own a minority of CFSB Bancorp, Inc.’s common stock and will not be able to exercise voting control over most matters put to a vote of stockholders.

28.  We have broad discretion in using the proceeds of the stock offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.

29.  There will be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.

30.  The capital we raise in the stock offering may negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock.

31.  Federal Reserve Board regulations and policy effectively prohibit 15 Beach, MHC from waiving the receipt of dividends, which will likely preclude us from paying any dividends on our common stock.

32.  Our stock-based benefit plans will increase our expenses, which will reduce our net income.

33.  The implementation of a stock-based benefit plan is likely to dilute your ownership interest.

34.  We have not determined the timing of the adoption of stock-based benefit plan following the stock offering. Stock-based benefit plans adopted more than one year following the completion of the reorganization and offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase our expenses and the dilution to other stockholders.

35.  Various factors may make takeover attempts more difficult to achieve

36.  You may not revoke your decision to purchase CFSB Bancorp, Inc. common stock in the subscription or community offerings after you send us your order.

37.  The distribution of subscription rights could have adverse income tax consequences.

Risks Related to the Charitable Foundation

38.  The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in 2022. Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.

(By Signing the Front of this Form the Purchaser is Not Waiving Any Rights Under the Federal Securities Laws, Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

CFSB Bancorp, Inc.

Stock Ownership Guide

Individual

Include the first name, middle initial and last name of the stockholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as “Mrs.”, “Mr.”, “Dr.”, “special account”, “single person”, etc.

Joint Tenants

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfers to Minors Act (“UTMA”)

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock ownership form. The standard abbreviation for Custodian is “CUST”, while the Uniform Transfers to Minors Act is “UTMA”. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the MA Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA MA (use minor’s social security number).

Fiduciaries

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

•

The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation’s title before the individual.

•	The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
•

A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

•	The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
•	The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe.

Stock Order Form Instructions

Items 1 and 2 - Number of Shares and Total Payment Due

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase is 25 shares ($250) of common stock. As more fully described in the plan of reorganization and minority stock issuance outlined in the prospectus, the maximum allowable purchase by a person, entity or group of people through a single account is 10,000 shares ($100,000) of common stock. No person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than 15,000 shares ($150,000) of common stock.

Item 3 - Employee/Officer/Director Information

Check this box to indicate whether you are an employee, officer or director of Colonial Federal Savings Bank, CFSB Bancorp, Inc., or 15 Beach, MHC, or a member of such person’s immediate family living in the same household.

Item 4 - Payment by Check

If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Your check, bank draft or money order must be made payable to CFSB Bancorp, Inc. Your funds will earn interest at 0.10% until the stock offering is completed or terminated.

Item 5 - Payment by Withdrawal

If you pay for your stock by a withdrawal from a deposit account at Colonial Federal Savings Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificates of deposit used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account or similar account.

Item 6 - Purchaser Information

Subscription Offering

a.	Check this box if the purchaser had a deposit account(s) at Colonial Federal Savings Bank totaling $50 or more on June 30, 2020 (“Eligible Account Holder”).
b.

Check this box if the purchaser had a deposit account(s) at Colonial Federal Savings Bank totaling $50 or more on September 30, 2021 (“Supplemental Eligible Account Holder”), but is not an Eligible Account Holder.

c.

Check this box if the purchaser had a deposit account(s) at Colonial Federal Savings Bank on November 1, 2021 (“Other Depositor”) but is not an Eligible Account Holder or Supplemental Eligible Account Holder.

Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your subscription rights. Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights.

Community Offering

d.	Check this box if you are submitting an order in the community offering and reside in Norfolk County, Massachusetts.
e.	Check this box if you are submitting an order in the community offering and do not reside in Norfolk County, Massachusetts.

Item 7 - Stock Ownership Registration, Address, SS# or Tax ID#, Telephone Number(s)

Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s). Complete the requested stock registration, mailing address and telephone number(s). The stock transfer industry has developed a uniform system of stockholder registrations that will be used in the issuance of your common stock. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under “Stock Ownership Guide.” Adding the names of other persons who are not owners of your qualifying account may result in a loss of your subscription rights.

Item 8 - Associates/Acting in Concert

Check this box and complete the reverse side of the stock order form if you or any associates or persons acting in concert with you (as defined on the reverse side of the stock order form) have submitted other orders for shares of CFSB Bancorp, Inc. common stock.

Item 9 - Acknowledgement

Please review the prospectus carefully before making an investment decision. Sign and date the stock order form where indicated. Before you sign, review the stock order form, including the acknowledgement and certification (continued on the reverse side of the stock order form). Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

Your properly completed signed stock order form and payment in full (or withdrawal authorization) for the shares ordered must be physically received (not postmarked) by CFSB Bancorp, Inc. no later than     :00 p.m., Eastern Time, on [Expiration Date] or it will become void. Delivery Instructions: You may deliver your stock order form by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery (drop box) to the address indicated on the stock order form. We will not accept stock order forms at any of our other offices.

If you have any additional questions, or if you would like assistance in completing your stock order form, please call our Stock Information Center, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.